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                                                                    Exhibit 99.1

                  CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

                      STAND ALONE NDC HEALTH (NORMALIZED)
                                 (in thousands)

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
                           FY99                       FY00                                           FY01
                        ---------- ---------------------------------------------- ----------------------------------------------
                        Total Year  Qtr 1    Qtr 2    Qtr 3    Qtr 4   Total Year  Qtr 1    Qtr 2    Qtr 3    Qtr 4   Total Year
                        ---------- -------  -------  -------  -------  ---------- -------  -------  -------  -------  ----------
 Revenues:
 Information
  management.........    $128,961  $31,077  $34,076  $32,236  $33,840   $131,229  $31,298  $33,917  $35,342  $37,534   $138,091
 Network services and
  systems............     141,832   40,082   37,135   39,467   41,367    158,051   48,947   49,516   52,890   54,509    205,862
                         --------  -------  -------  -------  -------   --------  -------  -------  -------  -------   --------
                          270,793   71,159   71,211   71,703   75,207    289,280   80,245   83,433   88,232   92,043    343,953
                         --------  -------  -------  -------  -------   --------  -------  -------  -------  -------   --------
 Operating expenses:
 Cost of service.....     135,157   34,083   35,342   35,081   36,792    141,298   38,462   41,521   45,718   45,693    171,394
 Sales, general and
  administrative.....      55,835   14,267   14,444   17,161   17,539     63,411   19,926   18,303   18,653   20,468     77,350
 Depreciation and
  amortization.......      27,042    7,450    7,281    6,375    8,089     29,195    7,989    8,638    8,686    9,163     34,476
                         --------  -------  -------  -------  -------   --------  -------  -------  -------  -------   --------
                          218,034   55,800   57,067   58,617   62,420    233,904   66,377   68,462   73,057   75,324    283,220
                         --------  -------  -------  -------  -------   --------  -------  -------  -------  -------   --------
 Operating income....      52,759   15,359   14,144   13,086   12,787     55,376   13,868   14,971   15,175   16,719     60,733
 EBITDA..............      79,801   22,809   21,425   19,461   20,876     84,571   21,857   23,609   23,861   25,882     95,209
 Other income
  (expense)..........      (6,383)  (1,772)  (1,679)  (1,639)  (1,490)    (6,580)  (1,942)  (1,781)  (1,112)  (1,311)    (6,146)
                         --------  -------  -------  -------  -------   --------  -------  -------  -------  -------   --------
 Income before income
  taxes..............      46,376   13,587   12,465   11,447   11,297     48,796   11,926   13,190   14,063   15,408     54,587
 Income taxes........      17,855    5,231    4,799    4,407    4,349     18,786    4,592    5,078    5,414    5,932     21,016
                         --------  -------  -------  -------  -------   --------  -------  -------  -------  -------   --------
 Net income..........    $ 28,521  $ 8,356  $ 7,666  $ 7,040  $ 6,948   $ 30,010  $ 7,334  $ 8,112  $ 8,649  $ 9,476   $ 33,571
                         ========  =======  =======  =======  =======   ========  =======  =======  =======  =======   ========
 Basic shares........      33,725   33,876   33,376   32,920   32,755     33,232   32,778   32,889   32,992   33,970     33,009
                         ========  =======  =======  =======  =======   ========  =======  =======  =======  =======   ========
 Basic earnings per
  share..............    $   0.85  $  0.25  $  0.23  $  0.21  $  0.21   $   0.90  $  0.22  $  0.25  $  0.26  $  0.28   $   1.02
                         ========  =======  =======  =======  =======   ========  =======  =======  =======  =======   ========
 Diluted shares......      35,071   35,265   34,128   33,810   33,617     34,448   33,441   34,057   34,348   35,368     34,153
                         ========  =======  =======  =======  =======   ========  =======  =======  =======  =======   ========
 Diluted earnings per
  share..............    $   0.81  $  0.24  $  0.22  $  0.21  $  0.21   $   0.87  $  0.22  $  0.24  $  0.25  $  0.27   $   0.98
                         ========  =======  =======  =======  =======   ========  =======  =======  =======  =======   ========
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